SCHEDULE 14-C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑	Definitive information statement
BTHC VI, INC.
(Name of Registrant as Specified in Its Charter)

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(1)	Title of each class of securities to which transaction applies:

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(5)	Total fee paid: $

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BTHC VI, INC.
3201 Carnegie Avenue
Cleveland, Ohio 44115

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF
THE MAJORITY STOCKHOLDERS OF

TO BE EFFECTIVE ON OR ABOUT AUGUST 31, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

Dear Stockholder:

We are writing to give you notice of, and the attached Information Statement is being distributed in connection with, an action by written consent of the majority stockholders of BTHC VI, Inc., a Delaware corporation (the “Company,” “we” or “us”), taken on July 27, 2007, which will be effective on or about August 31, 2007.

The purpose of this Information Statement is to inform the holders of record of shares of Common Stock as of the close of business on the record date, July 3, 2007, that our board of directors has recommended and a majority of our stockholders have consented to resolutions to amend our Certificate of Incorporation to change the name of the corporation to “Athersys, Inc.”

The details of the amendment to the Certificate of Incorporation and other important information are set forth in the accompanying Information Statement. The board of directors has unanimously approved the amendment, which is expected to become effective on or about August 31, 2007.

Under Section 228 of the General Corporation Law of the State of Delaware, stockholders may take action by written consent without a meeting and without prior notice, so long as the holders giving written consent own outstanding common stock in excess of the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of common stock entitled to vote approved the foregoing amendment to the Certificate of Incorporation. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing amendment to the Certificate of Incorporation by less than unanimous written consent of the stockholders of the Company.

You are not required to take any action. The accompanying Information Statement is furnished only to inform you of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934. This Information Statement is being mailed to you on or about August 10, 2007.

By order of the Board of Directors,

/s/ Gil Van Bokkelen

Gil Van Bokkelen, Ph.D.
Chief Executive Officer and Chairman

Cleveland, Ohio
August 10, 2007

BTHC VI, INC.
3201 Carnegie Avenue
Cleveland, Ohio 44115

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN
CONSENT OF MAJORITY OF STOCKHOLDERS OF

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of BTHC VI, Inc., a Delaware corporation (the “Company,” “we” or “us”), to advise you of the amendment to the Certificate of Incorporation described herein. Stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon authorized the amendment by written consent. This action is in accordance with the requirements of the General Corporation Law of the State of Delaware (“DGCL”).

The Company’s board of directors has determined that the close of business on July 3, 2007 is the record date for the stockholders entitled to notice about the actions authorizing an amendment to the Certificate of Incorporation of the Company to change its name from “BTHC VI, Inc.” to “Athersys, Inc.”

Under Section 228 of the DGCL and the Company’s Bylaws, stockholders may take action by written consent without a meeting and without prior notice, so long as the holders giving written consent own outstanding common stock in excess of the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, stockholders entitled to vote and holding a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), approved the foregoing amendment to the Certificate of Incorporation. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing amendment by less than unanimous written consent of the stockholders of the Company. The Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934.

As of July 27, 2007, 251 holders of Common Stock, including certain of the directors and executive officers of the Company and their respective affiliates, who were the owners of record of 9,655,176 shares of Common Stock, representing approximately 51% of the outstanding voting securities of the Company, delivered to the Company written consents authorizing and approving the amendment to the Certificate of Incorporation. As such, no vote or further action of the stockholders of the Company is required to approve such amendment.

While this Information Statement provides notice of the approval of the amendment to the Certificate of Incorporation by less than unanimous written consent of the stockholders of the Company, under federal law, the amendment will not become effective until at least twenty (20) days after this Information Statement has first been sent to stockholders.

The executive offices of the Company are located at 3201 Carnegie Avenue, Cleveland, Ohio 44115, and its telephone number is 216-431-9900.

This Information Statement will first be mailed to stockholders on or about August 10, 2007, and is being furnished for informational purposes only.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the outstanding shares of our Common Stock.

We will only deliver one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and Information Statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and Information Statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address or phone number:

BTHC VI, Inc.
3201 Carnegie Avenue
Cleveland, Ohio 44115
Attention: President
(216) 431-9900

Dissenters’ Rights of Appraisal

No action will be taken in connection with the amendment to our Certificate of Incorporation by our board of directors or the stockholders consenting to the amendment for which Delaware law or the Company’s Certificate of Incorporation or Bylaws provide any right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
CHANGING OUR NAME

On July 2, 2007, our board of directors approved an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “BTHC VI, Inc.” to “Athersys, Inc.”. As of July 27, 2007, 251 holders of Common Stock, including certain of the directors and executive officers of the Company and their respective affiliates, who were the owners of record of 9,655,176 shares of the Company’s Common Stock, representing approximately 51% of the outstanding voting securities of the Company, delivered to the Company written consents authorizing and approving the amendment to the Certificate of Incorporation. As such, no vote or further action of the stockholders of the Company is required to approve the amendment.

Our board of directors determined that it was in the best interests of the Company to conduct business as “Athersys, Inc.” following the consummation of the merger between Athersys, Inc. and a wholly-owned subsidiary of BTHC VI, Inc. on June 8, 2007. After that date, the business of the Company is substantially the business that was formerly operated by Athersys, Inc. prior to the merger, and Athersys, Inc. has become a wholly-owned subsidiary of BTHC VI, Inc.

An amendment to the Company’s Certificate of Incorporation, reflecting our change in name from “BTHC VI, Inc.” to “Athersys, Inc.”, will be effected with the Secretary of State of the State of Delaware approximately 20 days after this Information Statement has first been sent to the Company’s stockholders. The certificate of amendment to the Certificate of Incorporation will be substantially in the form attached to this Information Statement as Exhibit A.

Procedure for Approval of the Amendment to our Certificate of Incorporation

We are incorporated in the State of Delaware. Under the DGCL, any action that may be taken at a meeting of the stockholders may also be taken without a meeting and without prior notice if the holders of a majority of the outstanding shares entitled to vote sign a written consent that sets forth the action so taken. Prompt notice of the action so taken must be given to those stockholders who have not consented in writing and who had the right to vote on the matter to which consent had been solicited.

As of July 3, 2007, the record date for determination of the stockholders entitled to receive this Information Statement, there were 18,927,988 shares of our Common Stock issued and outstanding and entitled to vote on the amendment to our Certificate of Incorporation, if such action were to be taken at a meeting of our stockholders. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders.

Voting Securities and Principal Holders Thereof

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of July 3, 2007 by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are exercisable within 60 days of July 3, 2007 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person.

Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership before the offering is based on 18,927,988 shares of common stock outstanding on July 3, 2007.

	Number of	Percent of
Name of Beneficial Owner	Shares	Class

OrbiMed Advisors LLC and affiliates(1)	3,750,000	19.06%
Radius Venture Partners and affiliates(2)	2,400,000	12.17%
Angiotech Pharmaceuticals, Inc.(3)	1,885,890	9.96%
RA Capital Biotech Fund, LP and affiliates(4)	1,500,000	7.80%
Accipiter Capital Management LLC and affiliates(5)	1,500,000	7.80%
Hambrecht & Quist Capital Management LLC and affiliates(6)	1,000,000	5.23%
Gil Van Bokkelen(7)	392,887	2.04%
John Harrington(8)	371,127	1.93%
William Mulligan(9)	515,235	2.72%
George Milne(10)	2,415,000	12.23%
Jordan Davis(11)	2,400,000	12.17%
Michael Sheffery(12)	3,750,000	19.06%
Floyd Loop(13)	2,400,000	12.17%
William (BJ) Lehmann(14)	166,250	*
Kurt Brunden	—	*
Robert Deans(15)	96,000	*
Laura Campbell(16)	83,329	*
Timothy Halter(17)	156,794	*
All directors and executive officers as a group (11 persons)	7,789,828	39.79%

*	Less than 1%

(1)	Includes 3,000,000 shares (2,971,698 shares held by Caduceus Private Investment III, LP and 28,302 shares held by OrbiMed Associates III, LP) of common stock. Also includes 750,000 shares (742,925 shares held by Caduceus Private Investment III, L.P. and 7,075 shares held by OrbiMed Associates III, LP) of common stock issuable upon the exercise of warrants at $6.00 per share. The address for OrbiMed Advisors LLC and its affiliates is 767 3rd Avenue, 30th Floor, New York, New York 10017.

(2)	Includes 1,600,000 shares (800,000 shares held by Radius Venture Partners II, L.P., 103,766 shares held by Radius Venture Partners III, L.P., and 696,234 shares held by Radius Venture Partners III QP, L.P.) of common stock. Also includes 800,000 shares (400,000 shares held by Radius Venture Partners II, L.P., 51,883 shares held by Radius Venture Partners III, L.P., and 348,117 shares held by Radius Venture Partners III QP, L.P.) of common stock issuable upon the exercise of warrants at $6.00 per share. Additionally, each of Daniel C. Lubin, Jordan S. Davis, Radius Venture Partners II, LLC and Radius Venture Partners III, LLC disclaim beneficial ownership of the shares held by Radius Venture Partners II, L.P., Radius Venture Partners III, L.P. and Radius Venture Partners III QP, L.P., but Jordan S. Davis reports that he has sole voting and dispositive power with respect to 75,000 shares pursuant to an option. The address for Radius Venture Partners II, L.P. and its affiliates is 400 Madison Avenue, 8th Floor, New York, New York 10017.

(3)	Represents shares received upon the conversion of subordinated convertible promissory notes upon the closing of the June offering. The address for Angiotech Pharmaceuticals, Inc. is 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6.

(4)	Includes 1,200,000 shares (1,178,880 shares held by RA Capital Biotech Fund, L.P. and 21,120 shares held by RA Capital Biotech Fund II, L.P.) of common stock. Also includes 300,000 shares (294,720 shares held by RA Capital Biotech Fund, L.P. and 5,280 shares held by RA Capital Biotech Fund II, L.P.) of common stock issuable upon the exercise of warrants at $6.00 per share. The address for RA Capital Biotech Fund, LP and its affiliates is 111 Huntington Avenue, Suite 610, Boston, Massachusetts 02199.

(5)	Includes 1,200,000 shares (319,950 shares held by Accipiter Life Sciences Fund (Offshore), Ltd., 318,500 shares held by Accipiter Life Sciences Fund, L.P., 271,450 shares held by Accipiter Life Sciences Fund II (Offshore), Ltd., 157,750 shares held by Accipiter Life Sciences Fund II (QP), L.P., and 132,350 shares held by Accipiter Life Sciences Fund II, L.P.) of common stock. Also includes 300,000 shares (79,988 shares held by Accipiter Life Sciences Fund (Offshore), Ltd., 79,625 shares held by Accipiter Life Sciences Fund, L.P., 67,863 shares held by Accipiter Life Sciences Fund II (Offshore), Ltd., 39,437 shares held by Accipiter Life Sciences Fund II (QP), L.P., and 33,087 shares held by Accipiter Life Sciences Fund II, L.P.) of common stock issuable upon the exercise of warrants at $6.00 per share. Additionally, Cadens Capital, LLC reports that it shares voting and dispositive power with respect to 760,749 of such 1,500,000 shares, Accipiter Capital Management, LLC reports that it shares voting and dispositive power with respect to 739,251 of such 1,500,000 shares, and Gabe Hoffman reports that he shares voting and dispositive power with respect to all such 1,500,000 shares. The address for Accipiter Capital Management LLC and its affiliates is 399 Park Avenue, 38th Floor, New York, New York 10022.

(6)	Includes 800,000 shares (472,000 shares held by H&Q Healthcare Investors and 328,000 shares held by H&Q Life Sciences Investors) of common stock. Also includes 200,000 shares (118,000 shares held by H&Q Healthcare Investors and 82,000 shares held by H&Q Life Sciences Investors) of common stock issuable upon the exercise of warrants at $6.00 per share. The address for Hambrecht & Quist Capital Management LLC and its affiliates is 30 Roews Wharf, Boston, Massachusetts 02110.

(7)	Includes 41,299 shares (537 of which are held in trust for his children) of common stock issued upon exchange of the Athersys shares of capital stock upon consummation of the merger. Also includes 21,271 shares of common stock issued upon conversion of a secured subordinated convertible promissory note and the exercise of a related warrant for 39,999 shares of common stock at $0.01 per share. Also includes warrants to purchase 5,318 shares of common stock at $6.00 per share that were issued upon the conversion of the note. Also includes vested options of 285,000 granted with an exercise price of $5.00.

(8)	Includes 24,539 shares of common stock issued upon exchange of the Athersys shares of capital stock upon consummation of the merger. Also includes 21,271 shares of common stock issued upon conversion of a secured subordinated convertible promissory note and the exercise of a related warrant for 39,999 shares of common stock at $0.01 per share. Also includes warrants to purchase 5,318 shares of common stock at $6.00 per share that were issued upon the conversion of the note. Also includes vested options of 280,000 granted with an exercise price of $5.00.

(9)	Includes 182,292 shares (175,004 shares held by Primus Capital Fund IV Limited Partnership and 7,288 shares held by Primus Executive Fund Limited Partnership) of common stock issued upon exchange of the Athersys shares of capital stock upon consummation of the merger. Also includes 106,356 (102,102 shares held by Primus Capital Fund IV Limited Partnership and 4,245 shares held by Primus Executive Fund Limited Partnership) shares of Common issued upon conversion of a secured subordinated convertible promissory note and the exercise of a related warrant for 199,998 shares (191,999 shares held by Primus Capital Fund IV Limited Partnership and 7,999 shares held by Primus Executive Fund Limited Partnership) of common stock at $0.01 per share. Also includes warrants to purchase 26,589 shares (25,526 shares held by Primus Capital Fund IV Limited Partnership and 1,063 shares held by Primus Executive Fund Limited Partnership) of common stock at $6.00 per share that were issued upon the conversion of the note. Mr. Mulligan is a limited partner of the General Partner of Primus Venture Partners, L.P. and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Mr. Mulligan was appointed to our board of directors in June 2007 (formerly on Athersys board since 1998).

(10)	Includes 1,600,000 shares (800,000 shares held by Radius Venture Partners II, L.P., 103,766 shares held by Radius Venture Partners III, L.P., and 696,234 shares held by Radius Venture Partners III QP, L.P.) of common stock. Also includes 800,000 shares (400,000 shares held by Radius Venture Partners II, L.P., 51,883 shares held by Radius Venture Partners III, L.P., and 348,117 shares held by Radius Venture Partners III QP, L.P.) of common stock issuable upon the exercise of warrants at $6.00 per share. Also includes 10,000 shares of common stock purchased by Dr. Milne in this June offering, and related warrants to purchase 5,000 shares of common stock at $6.00 per share. Dr. Milne is a venture partner of Radius Ventures, LLC and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Dr. Milne was appointed to our board of directors in June 2007 (formerly on Athersys board since 2003). The address for Dr. Milne is c/o Athersys, Inc., 3201 Carnegie Avenue, Cleveland, Ohio 44115.

(11)	Includes 1,600,000 shares (800,000 shares held by Radius Venture Partners II, L.P., 103,766 shares held by Radius Venture Partners III, L.P., and 696,234 shares held by Radius Venture Partners III QP, L.P.) of common stock. Also includes 800,000 shares (400,000 shares held by Radius Venture Partners II, L.P., 51,883 shares held by Radius Venture Partners III, L.P., and 348,117 shares held by Radius Venture Partners III QP, L.P.) of common stock issuable upon the exercise of warrants at $6.00 per share. Mr. Davis is a managing member of the General Partner of each of Radius Venture Partners II, L.P., Radius Venture Partners III, L.P. and Radius Venture Partners III QP, L.P., and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Mr. Davis was appointed to our board of directors in June 2007. The address for Mr. Davis is Radius Ventures, LLC, 400 Madison Avenue, 8th Floor, New York, New York 10017.

(12)	Includes 3,000,000 shares (2,971,698 shares held by Caduceus Private Investment III, L.P. and 28,302 shares held by OrbiMed Associates III, L.P.) of common stock. Also includes 750,000 shares (742,925 shares held by Caduceus Private Investment III, L.P. and 7,076 shares held by OrbiMed Associates III, L.P.) of common stock issuable upon the exercise of warrants at $6.00 per share. Mr. Sheffery is a partner of OrbiMed Advisors LLC and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Mr. Sheffery was appointed to our board of directors in June 2007. The address for Mr. Sheffery is 767 Third Avenue, 30th Floor, New York, New York 10017.

(13)	Includes 1,600,000 shares (800,000 shares held by Radius Venture Partners II, L.P., 103,766 shares held by Radius Venture Partners III, L.P., and 696,234 shares held by Radius Venture Partners III QP, L.P.) of common stock. Also includes 800,000 shares (400,000 shares held by Radius Venture Partners II, L.P., 51,883 shares held by Radius Venture Partners III, L.P., and 348,117 shares held by Radius Venture Partners III QP, L.P.) of common stock issuable upon the exercise of warrants at $6.00 per share. Dr. Loop is venture partner of Radius Ventures, LLC and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Dr. Loop was appointed to our board of directors in June 2007. The address for Dr. Loop is c/o Athersys, Inc., 3201 Carnegie Avenue, Cleveland, Ohio 44115.

(14)	Includes 5,000 shares of common stock purchased by Mr. Lehmann in the June offering, and related warrants to purchase 1,250 shares of common stock at $6.00 per share. Also includes vested options of 160,000 granted with an exercise price of $5.00.

(15)	Includes vested options of 96,000 granted with an exercise price of $5.00.

(16)	Includes 1,064 shares of common stock issued upon conversion of a secured subordinated convertible promissory note and the exercise of a related warrant for 1,999 shares of common stock at $0.01 per share. Also includes warrants to purchase 266 shares of common stock at $6.00 per share that were issued upon the conversion of the note. Also includes vested options of 80,000 granted with an exercise price of $5.00.

(17)	Mr. Halter resigned as our President, Chief Executive Officer, Chief Financial Officer and Director, effective June 8, 2007, in connection with the merger. Mr. Halter is an officer and member of Halter Financial Investments GP, LLC, a Texas limited liability company, which is the sole general partner of Halter Financial Investments, L.P., a Texas limited partnership, or HFI, controlled by Mr. Halter. HFI owns the shares disclosed for Mr. Halter in this table, and Mr. Halter may be deemed to be a beneficial owner of the shares held of record by HFI.

INTERESTS OF CERTAIN PERSONS IN MATTERS
TO BE ACTED UPON

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the change of name of the Company.

CHANGE IN CONTROL

On May 24, 2007, the Company, B-VI Acquisition Corp. (then a wholly-owned subsidiary of the Company) (“Acquisition Sub”) and Athersys, Inc. (“Athersys”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2007. On June 8, 2007, Acquisition Sub merged with and into Athersys, with Athersys remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

Also on the Closing Date, the Company, Athersys and a group of accredited investors entered into a Securities Purchase Agreement, a copy of which was filed as Exhibit 10.33 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2007. Under the Securities Purchase Agreement, the investors named therein purchased 13,000,000 shares of Common Stock and warrants to acquire 3,750,000 shares of Common Stock. Consideration for the investors’ purchases totaled $65 million.

As a result of the Merger and the transactions contemplated by the Securities Purchase Agreement, immediately following the Merger and such transactions the stockholders of the Company before the Merger owned approximately 1.5% of the issued and outstanding shares of Common Stock and the Athersys stockholders and new investors owned approximately 98.5% of the Company’s issued and outstanding Common Stock. These transactions are discussed in greater detail in the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2007. For additional information regarding our principal stockholders, please see “Voting Securities and Principal Holders Thereof.”

BOARD RECOMMENDATION

Our board of directors recommended to the stockholders executing the written consents of stockholders that such stockholders approve the amendment to our Certificate of Incorporation to change the Company’s name from “BTHC VI, Inc.” to “Athersys, Inc.”

By the Order of the Board of Directors

August 10, 2007

Exhibit A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BTHC VI, INC.

BTHC VI, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: That in lieu of a meeting and vote of stockholders, the stockholder of the Corporation have approved and adopted by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, the following resolutions and amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by deleting the Article thereof numbered “FIRST” and inserting the following in lieu thereof:

“FIRST

The name of the Corporation is Athersys, Inc.”

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, BTHC VI, Inc. has caused this Certificate to be executed by Gil Van Bokkelen, its Chief Executive Officer, on this [          ] day of [          ], 2007.

BTHC VI, Inc.

By:
Name: Gil Van Bokkelen

Title:	Chief Executive Officer